Exhibit 99



                              [VIZACOM, INC. LOGO]




For Immediate Release
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           VIZACOM, INC. ANNOUNCES 2002 ANNUAL MEETING OF STOCKHOLDERS


Bohemia, New York June 28, 2002 - Vizacom, Inc.(Nasdaq: VIZY), today announced it 2002 Annual Meeting of Stockholders will be held on Wednesday, August 14, 2002 commencing at 10:00 a.m., Eastern time, at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, 9th Floor, New York, NY 10174. Stockholders of record at the close of business on July 17, 2002 will be entitled to notice of and to vote at the meeting or any and all postponements or adjournments thereof.

In light of the foregoing and in accordance with Rules 14a-5(f) and 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will consider stockholder proposals submitted pursuant to Rule 14a-8 in connection with the Company's 2002 Annual Meeting to have been submitted a reasonable time before the Company begins to print and mail its proxy statement, and therefore timely, if such proposals are received by the Company at its principal offices no later than July 12, 2002. In addition, in light of the foregoing and in accordance with Rule 14a-5(e)(2) and 14a-5(f) under the Exchange Act, in order for stockholder proposals submitted outside of Rule 14a-8 in connection with the Company's 2002 Annual Meeting to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at its principal offices no later than July 12, 2002. If a proposal is received after July 12, 2002, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

The Company expects to mail its Annual Report to Shareholders for the year ended December 31, 2001 along with the Notice and Proxy Statement of the 2002 Annual Meeting on or about July 19, 2002.